A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At The Company -	- At ALPHA IR -
Scott F. Stephens	Analyst Contact:
Vice President - Finance & CFO	Chris Hodges
(847) 349-2577	(312) 445-2870
Email: sstephens@amcastle.com	Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, JULY 29, 2014

A. M. CASTLE & CO. REPORTS SECOND QUARTER 2014 RESULTS
AND RECORDS SECOND QUARTER NON-CASH CHARGE OF $56 MILLION TO WRITE-OFF GOODWILL

Company continues to see positive signs from its restructuring initiatives

OAK BROOK, IL, JULY 29th - A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the second quarter ended June 30, 2014.

Consolidated net sales were $249.5 million for the three months ended June 30, 2014, compared to $273.4 million in the second quarter of 2013 and $253.4 million in the first quarter of 2014.  The Company reported a second quarter 2014 net loss of $72.3 million, or a loss of $3.10 per diluted share, which included a $56.2 million non-cash goodwill impairment charge. Second quarter 2013 net loss was $3.8 million, or $0.16 per diluted share, and first quarter of 2014 net loss was $16.0 million, or $0.69 per diluted share.  Excluding the impact of the non-cash goodwill impairment charge, adjusted non-GAAP net loss for second quarter of 2014 was $22.9 million compared to adjusted non-GAAP net income of $0.4 million in the second quarter of 2013. The Company reported a second quarter 2014 EBITDA loss of $62.0 million compared to EBITDA of $5.1 million in the second quarter of 2013. Second quarter 2014 adjusted EBITDA, which excludes the goodwill impairment charge, was a loss of $5.6 million compared to adjusted EBITDA of $11.6 million in the second quarter of 2013.

"Sales results for the second quarter did not materialize as we had expected. The positive sales trends we saw at the end of the first quarter and beginning of the second quarter leveled off into May and June," said Scott Dolan, CEO of A. M. Castle & Co. "In addition to uneven demand recoveries across our key markets, we had several execution issues. The primary issues that impacted our results for this quarter were the branch consolidation in our plate business, a system conversion in our oil and gas business and strategic local inventory deployments. Additionally, we incurred inventory write-offs during the second quarter that impacted gross margin performance. During the quarter, we continued to build on our commercial initiatives and achieved several contractual sales wins, which included a preferred supplier agreement with United Technologies Corporation. Further, we took the opportunity to prudently implement several organizational changes during the second quarter of 2014, which involved the reduction of both executive and management level positions. We incurred $0.9 million of employee termination and related benefits charges and anticipate approximately $7 million of annual cost savings from these headcount reductions. Although the goodwill impairment charge had an impact on reported earnings for the quarter, it does not affect our liquidity position, cash flows from operations, compliance with debt covenants, and is not expected to have an impact on future operations."

Net sales from the Metals segment during the second quarter of 2014 were $214.1 million, which was 10.6% lower than the second quarter of 2013 and 2.3% lower than the first quarter of 2014. Lower pricing and product mix accounted for a 7.4% decline in Metals segment net sales, and lower sales volumes accounted for the remaining 3.2% decline compared to the second quarter of 2013. The Metals segment net sales decline from the first quarter of 2014 was primarily due to lower volumes.

EX-1-

In the Plastics segment, second quarter 2014 net sales were $35.4 million which was 4.2% higher than the second quarter of 2013 and 3.1% higher than the first quarter of 2014. The automotive, marine and life sciences sectors continue to perform well for the Plastics segment.

Gross material margins were 23.2% in the second quarter of 2014, compared to 26.3% in the second quarter of 2013 and 25.6% in the first quarter of 2014. Second quarter 2014 gross material margins were negatively impacted by $4.4 million of inventory adjustments, or 1.8% of sales. There were no LIFO adjustments or restructuring charges in cost of materials in the second quarter of 2014, while the prior year quarter included LIFO income of $3.0 million and restructuring charges of $0.5 million in cost of materials. The first quarter of 2014 material margins included LIFO income of $1.2 million and no restructuring charges.

As an outcome of financial results that were below those forecasted by the Company and used in the December 1, 2013 annual goodwill impairment analysis, during the second quarter, management concluded that an interim impairment test of its Metals segment goodwill was necessary. The results of the interim impairment analysis indicated that the Metals segment goodwill was impaired and the Company recorded a $56.2 million non-cash impairment charge to eliminate the Metals segment goodwill.

Excluding goodwill impairment and restructuring charges, operating expenses were $72.7 million in the second quarter of 2014, compared to $70.1 million last year and $71.5 million in the first quarter of 2014.

Dolan concluded, "During the second quarter, we completed a number of significant cost savings initiatives that were identified in our cost improvement plan. We also upgraded our leadership, especially in the commercial organization, which positions the Company for a better long-term cost structure. The frictional costs incurred earlier this year continued in the second quarter in the areas of overtime, temporary employment, hiring, consulting costs and transportation from inventory deployment, which prevented us from achieving our cost performance goals for the second quarter. However, we addressed those areas by quarter end and believe we have a stable environment going into the second half of the year with expected quarterly operating expenses of $65 million to $67 million. The progress that our commercial team made throughout the quarter gives us confidence in our key initiatives. We expect to see some initial contributions and modest sequential sales growth from these initiatives during the second half of 2014."

The effective tax rate was 6.3% for the six months ended June 30, 2014 compared to 34.6% for the six months ended June 30, 2013. The change in the effective tax rate results from changes in geographic mix and timing of income (losses), recording valuation allowances against certain deferred tax assets in the U.S and at certain foreign subsidiaries and the impact of the goodwill impairment and restructuring charges. Based on current estimates, the effective tax rate for 2014 is expected to be in the range of 11% to 12%.

Net cash used in operations was $32.5 million for the six months ended June 30, 2014 compared to net cash from operations of $56.1 million for the six months ended June 30, 2013. The cash and cash equivalents balance at June 30, 2014 was $17.1 million compared to $30.8 million at December 31, 2013. The Company had $22.9 million of borrowings under its revolving credit facility at June 30, 2014 and $92.2 million of available borrowing capacity. There were no borrowings under the revolving credit facility at December 31, 2013. The Company’s net debt-to-capital ratio was 51.3% at June 30, 2014 compared to 38.7% at December 31, 2013.  Total debt outstanding, net of unamortized discount, was $270.9 million at June 30, 2014 and $246.0 million at December 31, 2013. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the second quarter and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (888) 517-2513 or (847) 619-6533 and citing code 9042 182#.  A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

EX-2-

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 46 service centers located throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$249,492	$273,410	$502,902	$566,124
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	191,565	201,461	380,096	420,892
Warehouse, processing and delivery expense	36,747	35,820	72,128	71,404
Sales, general, and administrative expense	29,471	27,666	59,095	57,542
Restructuring charges	907	5,593	1,646	7,818
Depreciation and amortization expense	6,533	6,633	12,990	13,204
Impairment of goodwill	56,160	—	56,160	—
Operating loss	(71,891)	(3,763)	(79,213)	(4,736)
Interest expense, net	(9,888)	(10,090)	(19,840)	(20,278)
Other income (expense)	1,590	745	908	(1,554)
Loss before income taxes and equity in earnings of joint venture	(80,189)	(13,108)	(98,145)	(26,568)
Income taxes	6,097	7,815	6,148	9,184
Loss before equity in earnings of joint venture	(74,092)	(5,293)	(91,997)	(17,384)
Equity in earnings of joint venture	1,794	1,494	3,701	2,963
Net loss	$(72,298)	$(3,799)	$(88,296)	$(14,421)
Basic loss per share	$(3.10)	$(0.16)	$(3.78)	$(0.62)
Diluted loss per share	$(3.10)	$(0.16)	$(3.78)	$(0.62)
EBITDA *	$(61,974)	$5,109	$(61,614)	$9,877

*Earnings before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended		For the Six Months Ended

(Dollars in thousands)	June 30,		June 30,
Unaudited	2014	2013	2014	2013
Net loss	$(72,298)	$(3,799)	$(88,296)	$(14,421)
Depreciation and amortization expense	6,533	6,633	12,990	13,204
Interest expense, net	9,888	10,090	19,840	20,278
Income taxes	(6,097)	(7,815)	(6,148)	(9,184)
EBITDA	(61,974)	5,109	(61,614)	9,877
Non-GAAP net loss adjustments (a)	56,410	6,476	56,941	10,489
Adjusted EBITDA	$(5,564)	$11,585	$(4,673)	$20,366

(a) Non-GAAP net loss adjustments relate to restructuring charges and unrealized (gains) losses for commodity hedges for all periods presented and impairment of goodwill for the 2014 periods. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table below.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	June 30,	December 31,
Unaudited	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$17,076	$30,829
Accounts receivable, less allowances of $3,601 and $3,463	146,068	128,544
Inventories, principally on last-in first-out basis (replacement cost higher by $129,628 and $130,854)	222,194	214,900
Prepaid expenses and other current assets	13,304	9,927
Deferred income taxes	2,019	3,242
Income tax receivable	3,713	3,249
Total current assets	404,374	390,691
Investment in joint venture	44,495	41,879
Goodwill	12,973	69,289
Intangible assets	63,576	69,489
Prepaid pension cost	17,001	16,515
Other assets	13,793	15,265
Property, plant and equipment
Land	4,917	4,917
Buildings	54,391	53,252
Machinery and equipment	183,708	179,632
Property, plant and equipment, at cost	243,016	237,801
Less - accumulated depreciation	(168,464)	(161,107)
Property, plant and equipment, net	74,552	76,694
Total assets	$630,764	$679,822
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$89,436	$69,577
Accrued liabilities	31,474	30,007
Income taxes payable	169	1,360
Current portion of long-term debt	397	397
Total current liabilities	121,476	101,341
Long-term debt, less current portion	270,473	245,599
Deferred income taxes	4,365	10,733
Other non-current liabilities	4,526	5,646
Pension and post retirement benefit obligations	6,473	6,609
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,610 shares issued and 23,493 outstanding at June 30, 2014 and 23,471 shares issued and 23,409 outstanding at December 31, 2013	236	234
Additional paid-in capital	225,365	223,893
Retained earnings	16,981	105,277
Accumulated other comprehensive loss	(17,610)	(18,743)
Treasury stock, at cost—117 shares at June 30, 2014 and 62 shares at December 31, 2013	(1,521)	(767)
Total stockholders' equity	223,451	309,894
Total liabilities and stockholders' equity	$630,764	$679,822

EX-5-

CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Six Months Ended
(Dollars in thousands)	June 30,
Unaudited	2014	2013
Operating activities:
Net loss	$(88,296)	$(14,421)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation and amortization	12,990	13,204
Amortization of deferred financing costs and debt discount	3,718	3,443
Impairment of goodwill	56,160	—
Unrealized (gains) losses on commodity hedges	(865)	1,435
Equity in earnings of joint venture	(3,701)	(2,963)
Dividends from joint venture	1,085	3,091
Deferred tax benefit	(5,471)	(9,902)
Other, net	610	(171)
Increase (decrease) from changes in:
Accounts receivable	(17,371)	(14,728)
Inventories	(6,709)	55,380
Prepaid expenses and other current assets	(3,375)	(268)
Other assets	(146)	(537)
Prepaid pension costs	346	(174)
Accounts payable	18,950	20,736
Income taxes payable and receivable	(1,899)	(947)
Accrued liabilities	1,722	1,563
Postretirement benefit obligations and other liabilities	(267)	1,373
Net cash (used in) from operating activities	(32,519)	56,114
Investing activities:
Capital expenditures	(4,299)	(5,436)
Other investing activities	103	745
Net cash used in investing activities	(4,196)	(4,691)
Financing activities:
Short-term debt repayments	—	(500)
Proceeds from long-term debt	79,450	115,300
Repayments of long-term debt	(56,798)	(155,169)
Other financing activities	193	1,462
Net cash from (used in) financing activities	22,845	(38,907)
Effect of exchange rate changes on cash and cash equivalents	117	(939)
Net change in cash and cash equivalents	(13,753)	11,577
Cash and cash equivalents—beginning of year	30,829	21,607
Cash and cash equivalents—end of period	$17,076	$33,184

EX-6-

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	For the Three Months Ended		For the Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2014	2013	2014	2013
Net loss, as reported	$(72,298)	$(3,799)	$(88,296)	$(14,421)
Restructuring charges (a)	907	6,072	1,646	9,054
Impairment of goodwill	56,160	—	56,160	—
Unrealized (gains) losses on commodity hedges	(657)	404	(865)	1,435
Tax effect of adjustments	(7,057)	(2,285)	(7,260)	(3,781)
Adjusted non-GAAP net loss	$(22,945)	$392	$(38,615)	$(7,713)
Adjusted non-GAAP basic loss per share	$(0.98)	$0.02	$(1.65)	$(0.33)
Adjusted non-GAAP diluted loss per share	$(0.98)	$0.02	$(1.65)	$(0.33)
(a) Restructuring charges include costs associated with the write-off of inventory included in cost of materials within the condensed consolidated statement of operation for the 2013 periods and costs recorded to the restructuring charges line item within the condensed consolidated statement of operations for all periods presented.

Total Debt:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2014	2013
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$210,000	$210,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	22,850	—
Other, primarily capital leases	798	998
Total long-term debt	291,148	268,498
Less: unamortized discount	(20,278)	(22,502)
Less: current portion	(397)	(397)
Total long-term portion	270,473	245,599
TOTAL DEBT	$270,870	$245,996

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2014	2013
Total Debt	$270,870	$245,996
Less: Cash and Cash Equivalents	(17,076)	(30,829)
NET DEBT	$253,794	$215,167

Stockholders' Equity	$223,451	$309,894
Total Debt	270,870	245,996
CAPITAL	$494,321	$555,890

NET DEBT-TO-CAPITAL	51.3%	38.7%

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